Exhibit 10.4

2018 Plan Award Certificate – Non-Employee Director Non-Qualified Stock Option

Alkermes plc

Connaught House

1 Burlington Road

Dublin 4, Ireland

Name:	Participant Name

Address:	Participant Address

Grant ID:	Grant ID

Plan:	Plan ID

ID:	Optionee ID

Effective [Grant Date] (the “Grant Date”), you have been granted a non-qualified stock option (the “NQ Option”) to buy [Award Grant Amount] ordinary shares, par value $0.01 per share (the “Shares”), of Alkermes plc (the “Company”) with an exercise price of $[Grant Price] per share.

The NQ Option was granted under the Alkermes plc 2018 Stock Option and Incentive Plan (the “Plan”), and is governed by the terms and conditions thereof and of this award certificate (this “Award Certificate”). A copy of the Plan is available upon request. Unless otherwise defined in this Award Certificate, all capitalized terms used in this Award Certificate shall have the respective meanings ascribed to them in the Plan.

Vesting details for the NQ Option are available via your Bank of America Merrill Lynch Benefits Online account. The NQ Option shall expire on the earlier to occur of: (i) the 10th anniversary of the Grant Date or (ii) three years after any termination of your service relationship with the Company.

In the event of the termination of your service relationship with the Company, the NQ Option shall vest and become exercisable in full on the date of such termination, and the period during which the NQ Option may be exercised (to the extent that it is exercisable on the date of such termination) shall be three years following the date of such termination, provided, however, that in no event shall such three-year period extend beyond the original term of the NQ Option.

The grant of the NQ Option does not infer any right to, or expectation of, the grant of any additional Options or other Awards on the same basis or at all, in any future year. Participation in the Plan shall in no way give you any rights to compensation for any claim of loss in relation to the Plan, including without limitation:

(a)	any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason;

(b)	any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision; or

(c)	the operation, suspension, termination or amendment of the Plan.

Any controversy or claim arising out of or relating to this Award Certificate and/or the NQ Option shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in Boston, Massachusetts, USA, in accordance with the rules and procedures of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

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2018 Plan Award Certificate – Non-Employee Director Non-Qualified Stock Option

You may not be issued any Shares in respect of the NQ Option unless either (i) the Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”); or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The NQ Option also must comply with other applicable laws and regulations governing the NQ Option, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

The Company has no duty or obligation to minimize the tax consequences to you of the NQ Option and will not be liable to you for any adverse tax consequences to you arising in connection with the NQ Option. You are advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of the NQ Option.

This Award Certificate may not be modified or amended except in a writing signed by you and a duly authorized officer of the Company. Notwithstanding the foregoing, the Administrator reserves the right to modify or amend, by written notice to you, the terms of the NQ Option and/or this Award Certificate in any way it may deem necessary or advisable (i) as a result of any change in applicable laws or regulations, or any future law, regulation, ruling, or judicial decision, in each case applicable to the NQ Option, or (ii) for any other legal purpose, provided that (in each case of (i) or (ii) above), no such modification or amendment shall adversely affect your rights under the NQ Option and/or this Award Certificate without your written consent.

Alkermes plc

___________________________________

By:_________________ , _______________

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